Filed Pursuant to Rule 424(b)(5)

Registration No. 333-262206

PROSPECTUS SUPPLEMENT

(To Prospectus dated January 31, 2022)

United States Antimony Corporation

Up to $25,000,000

Common Stock

We have entered into a Sales Agreement, or sales agreement, with A.G.P./Alliance Global Partners, A.G.P. or the Agent, relating to shares of our common stock, $0.01 par value per share, offered by this prospectus supplement and the accompanying prospectus. Pursuant to this prospectus supplement and accompanying prospectus, from time to time we may offer and sell shares of our common stock having an aggregate gross proceeds of up to $25,000,000 through or to the Agent, acting as sales agent or principal.

Our common stock is listed on the NYSE American under the symbol “UAMY.” The last reported sale price of our common stock on November 5, 2024 was $0.60 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Subject to terms of the sales agreement, the Agent is not required to sell any specific number or dollar amounts of securities but will act as our sales agent using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Agent and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

As of November 5, 2024, we had 21,306,468 authorized but unissued shares of our common stock available for issuance (after deducting the number of shares outstanding and reserved for issuance). Based on 21,306,468 authorized shares of common stock available for issuance and an assumed offering price per share of $0.60, which was the last reported sale price of our common stock on the NYSE American on November 5, 2024, we would be able to issue and sell shares under the Sales Agreement for a maximum of approximately $12,783,881. Our shareholders approved increasing our authorized shares at the discretion of our Board of Directors at our annual shareholders meeting on July 30, 2024 from 150 million shares to 250 million shares. Our Board of Directors will increase our authorized shares if needed and advisable in order to allow for the sale of the $25,000,000 maximum aggregate offering amount set forth in this prospectus supplement, which is subject to the filing and effectiveness of an amendment to our Third Restated Articles of Incorporation. In no event will we sell, pursuant to the registration statement of which this prospectus supplement forms a part, more shares than we have available and authorized for issuance.

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The Agent will be entitled to compensation under the terms of the sales agreement at a fixed commission rate of up to 3.0% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, the Agent will each be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-12 for additional information regarding the compensation to be paid to the Agent.

Investing in our common stock involves risks. See “Risk Factors” on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is November 12, 2024.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts and is part of the registration statement (No. 333-262206) that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus dated January 31, 2022, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the dates when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the Agent have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus and any free writing prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, the accompanying prospectus and any free writing prospectus.

This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. We are not, and the Agent is not, offering to sell, and seeking offers to buy, shares of our common stock in jurisdictions where offers and sales are prohibited. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement, the accompanying prospectus or any free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus to that jurisdiction.

Unless otherwise stated, all references in this prospectus supplement and the accompanying prospectus “United States Antimony Corporation,” “UAMY,” “USAC,” “the Company,” “we,” “us,” “our” and similar terms refer to United States Antimony Corporation and its subsidiaries.

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Market data and industry statistics and forecasts used throughout this prospectus supplement are based on the good faith estimates of management, which in turn are based upon management’s reviews of independent industry publications, reports by market research firms, and other independent and publicly available sources. Although we are not aware of any misstatements regarding the industry data that we present in this prospectus supplement, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, incorporated by reference in this prospectus supplement, as well as the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section of this prospectus supplement and our subsequent filings with the SEC also incorporated by reference herein.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, trade names and service marks appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement may be referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein contain or incorporate by reference forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements, including statements regarding our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management. Forward-looking statements, in some cases, can be identified by terms such as “believes”, “expects” or “does not expect”, “is expected”, “outlook”, “anticipates” or “does not anticipate”, “plans”, “estimates”, “forecast”, “project”, “pro forma”, or “intends”, or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the heading “Risk Factors” contained or incorporated in this prospectus supplement and in any related prospectus supplement or free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements contained or incorporated in this prospectus supplement and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement. Given these uncertainties, you should not place undue reliance on any forward-looking statement. The following factors are among those that may cause such differences:

•	The Company’s properties being in the exploration stage;
•	Macroeconomic factors;
•	Continued operational losses;
•	The mineral operations being subject to government regulation;
•	The Company’s ability to obtain additional capital to develop the Company’s resources, if any;
•	Concentration of customers;
•	Increase in energy costs;
•	Mineral exploration and development activities;
•	Mineral estimates;
•	The Company’s insurance coverage for operating risks;
•	The fluctuation of prices for antimony and precious metals, such as gold and silver;
•	The competitive industry of mineral exploration;
•	The title and rights in the Company’s mineral properties;
•	Environmental hazards;
•	The possible dilution of the Company’s common stock from additional financing activities;
•	Metallurgical and other processing problems;
•	Unexpected geological formations;
•	Global economic and political conditions;
•	Staffing in remote locations;
•	Changes in product costing;
•	Inflation on operational costs and profitability;
•	Competitive technology positions and operating interruptions (including, but not limited to, labor disputes, leaks, fires, flooding, landslides, power outages, explosions, unscheduled downtime, transportation interruptions, war and terrorist activities);
•	Global pandemics or civil unrest;

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•	Mexican labor and cartel issues regarding safety and organized control over our properties;
•	The positions and associated outcomes of Mexican and other taxing authorities;
•	The possible dilution of the Company’s common stock from additional financing activities;
•	Cybersecurity and business disruptions;
•	Potential conflicts of interest with the Company’s management;
•	Not realizing the value of its USAMSA assets in Mexico upon sale or disposal; and
•	The Company’s common stock.

These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those set forth in Part I, Item 1A – “Risk Factors” of our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, any other filings with the SEC related to risk factors, and any risks contained in any other documents incorporated by reference herein. Any forward-looking statement in this prospectus supplement reflects our current view with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, industry, and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference may also contain estimates, projections and other information concerning our industry, our business and the markets for our products. We obtained the industry, market and similar data set forth in this report from our own internal estimates and research and from industry research, publications, surveys and studies conducted by third parties, including governmental agencies. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. While we believe that the data we use from third parties is reliable, we have not separately verified this data. You are cautioned not to give undue weight to any such information, projections and estimates.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and any free writing prospectus and in the documents we incorporate by reference herein and therein. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-7 of this prospectus supplement and the “Risk Factors” section of our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q . You should also consider any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference in this prospectus supplement along with our consolidated financial statements and notes to those consolidated financial statements, before making an investment decision.

Overview of the Company

We sell processed antimony, zeolite, and precious metals products primarily in the U.S. and Canada. The Company processes antimony ore primarily into antimony oxide, antimony metal, and antimony trisulfide. Our antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Our antimony metal is used in bearings, storage batteries, and ordnance. Our antimony trisulfide is used as a primer in ammunition. In its operations in Idaho, the Company mines and processes zeolite, a group of industrial minerals used in soil amendment and fertilizer, water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, and other miscellaneous applications. We recover certain amounts of precious metals, primarily gold and silver, at our plant in Montana from antimony concentrates.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter.

Additional Information

For additional information related to our business and operations, please refer to the annual and quarterly reports incorporated herein by reference, as described under the caption “Incorporation of Certain Information by Reference” on page S-14 of this prospectus supplement.

Corporate Information

United States Antimony Corporation was incorporated in Montana in January 1970. Our offices are located at 47 Cox Gulch Road, Thompson Falls, MT, 59873. Our Company website is https://www.usantimony.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

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THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $25,000,000.
Common stock to be outstanding following this offering

Up to 150,105,651 shares of common stock, assuming sales of 41,666,667 shares of common stock in this offering at an offering price of $0.60 per share, which was the last reported sale price of our common stock on the NYSE American on November 5, 2024. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution	“At the market offering” that may be made from time to time through or to, A.G.P., as sales agent or principal. See “Plan of Distribution” on page S-12 of this prospectus supplement.
Use of Proceeds

We may use the net proceeds from this offering for general corporate purposes, including working capital, inventory, personnel, operating expenses and capital expenditures for both our Zeolite and Antimony Divisions. We may also use the net proceeds to acquire or invest in businesses and products that are complementary to our own. In addition, we may use the net proceeds to purchase mining claims and the related capital infrastructure to sell mineral products to various industries or government agencies. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk Factors

Investing in our common stock involves a high degree of risk. You should read the “Risk Factors” section on page S-7 of this prospectus supplement, as well as those risk factors that are incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors to consider carefully before deciding to purchase shares of our common stock.

NYSE American symbol	“UAMY”

The number of shares of our common stock to be outstanding after this offering is based on 108,438,984 shares of our common stock issued and outstanding as of November 5, 2024, and excludes as of November 5, 2024:

•	7,908,333 outstanding stock options and restricted stock units, or RSUs (which includes unvested stock options and RSUs) and shares reserved for issuance under our Equity Incentive Plan;

•	2,285,715 shares of our common stock issuable upon the exercise of outstanding warrants expiring on January 27, 2026, with each warrant having an exercise price of $0.46 per share;

•	804,000 shares of our common stock issuable upon the exercise of outstanding warrants expiring on January 27, 2026, with each warrant having an exercise price of $0.46 per share;

•	7,650,000 shares of our common stock issuable upon the exercise of outstanding warrants expiring on August 3, 2026, with each warrant having an exercise price of $0.85 per share; and

•	1,606,500 shares of our common stock issuable upon the exercise of outstanding warrants expiring on February 1, 2026, with each warrant having an exercise price of $0.85 per share;

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described below and under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement, together with the other information contained in this prospectus supplement, the accompanying prospectus and in our other filings with the SEC that we have incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to this Offering

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering, which could include warrants or preferred stock. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase.

Because the prices per share at which shares of our common stock are sold in this offering may be substantially higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. After giving effect to the sale of our common stock in the maximum aggregate offering amount of $25,000,000 at an assumed offering price of $0.60 per share, which was the last reported sale price of our common stock on the NYSE American on November 5, 2024, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value of our continuing and discontinued operations as of September 30, 2024 would have been approximately $49,464,799, or $0.33 per share of common stock. This represents an immediate dilution of $0.27 in net tangible book value per share to purchasers of our common stock in this offering and an immediate accretion in as-adjusted net tangible book value of approximately $0.10 per share to our existing stockholders. See “Dilution” below for a more detailed discussion of the dilution you may incur in connection with this offering.

We have broad discretion in the use of our cash and cash equivalents, including the net proceeds we receive in this offering, and may not use them effectively.

Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways with which you may not agree or in ways which do not improve our results of operations or enhance the value of our common stock. See “Use of Proceeds”. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline. Pending their use to fund our operations, we may invest our cash and cash equivalents, including the net proceeds from this offering, in a manner that does not produce income or that loses value.

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The common stock offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agent at any time throughout the term of the sales agreement. The number of shares that are sold by the Agent after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the Agent. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

As of November 5, 2024, we had 21,306,468 authorized but unissued shares of our common stock available for issuance (after deducting the number of shares outstanding and reserved for issuance). Based on 21,306,468 authorized shares of common stock available for issuance and an assumed offering price per share of $0.60, which was the last reported sale price of our common stock on the NYSE American on November 5, 2024, we would be able to issue and sell shares under the Sales Agreement for a maximum of approximately $12,783,881. Our shareholders approved increasing our authorized shares at the discretion of our Board of Directors at our annual shareholders meeting on July 30, 2024 from 150 million shares to 250 million shares. Our Board of Directors will increase our authorized shares if needed and advisable in order to allow for the sale of the $25,000,000 maximum aggregate offering amount set forth in this prospectus supplement, which is subject to the filing and effectiveness of an amendment to our Third Restated Articles of Incorporation. In the event we do not file an effective amendment to our Third Restated Articles of Incorporation, we will be unable to effect the sale of the $25,000,000 maximum aggregate offering amount set forth in this prospectus supplement.

Resales of our common stock in the public market by our stockholders during this offering may cause the market price of our common stock to fall.

We may issue shares of common stock from time to time in connection with this offering. The issuance from time to time of these new shares of common stock, or our ability to issue new shares of common stock in this offering, could result in resales of our shares of common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

Sales of a substantial number of shares of our common stock, or the perception that such sales may occur, may adversely impact the price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $25,000,000 from time to time (before deducting sales agent commissions and expenses). Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We may use the net proceeds of this offering, if any, for general corporate purposes, including working capital, inventory, personnel, operating expenses and capital expenditures for both our Zeolite and Antimony Divisions. We may also use the net proceeds to acquire or invest in businesses and products that are complementary to our own. In addition, we may use the net proceeds to purchase mining claims and the related capital infrastructure to sell mineral products to various industries or government agencies.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual use of the net proceeds may vary significantly depending on numerous factors, any unforeseen cash needs. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

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DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering. Our net tangible book value of our continuing and discontinued operations at September 30, 2024, was approximately $25,127,049, or $0.23 per share, based on 108,438,984 shares of our common stock then outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of September 30, 2024.

After giving effect to the sale of our common stock in this offering in the aggregate amount of $25,000,000 at an assumed offering price of $0.60 per share, the last reported sale price of our common stock on the NYSE American on November 5, 2024, and after deducting commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of September 30, 2024 would have been approximately $49,464,799, or $0.33 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $0.10 per share to our existing stockholders and an immediate dilution in pro forma net tangible book value of $0.27 per share to new investors in this offering. Dilution per share to new investors in this offering is calculated as the difference between the assumed public offering price per share and the pro forma as adjusted net tangible book value per share after this offering.

The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement.

Assumed public offering price per share		$0.60
Net tangible book value per share as of September 30, 2024	$0.23
Increase in pro forma net tangible book value per share after this offering	$0.10
Pro forma as adjusted net tangible book value per share after giving effect to this offering		$0.33
Dilution per share to new investors participating in this offering		$0.27

The common stock outstanding after the offering is based on 108,438,984 shares of our common stock outstanding as of September 30, 2024, and excludes, as of September 30, 2024:

•	7,908,333 outstanding stock options and restricted stock units, or RSUs (which includes unvested stock options and RSUs) and shares reserved for issuance under our Equity Incentive Plan;

•	2,285,715 shares of our common stock issuable upon the exercise of outstanding warrants expiring on January 27, 2026, with each warrant having an exercise price of $0.46 per share;

•	804,000 shares of our common stock issuable upon the exercise of outstanding warrants expiring on January 27, 2026, with each warrant having an exercise price of $0.46 per share;

•	7,650,000 shares of our common stock issuable upon the exercise of outstanding warrants expiring on August 3, 2026, with each warrant having an exercise price of $0.85 per share; and

•	1,606,500 shares of our common stock issuable upon the exercise of outstanding warrants expiring on February 1, 2026, with each warrant having an exercise price of $0.85 per share;

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DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our capital stock. Our board of directors will make any future decisions regarding dividends. We currently intend to retain and use any future earnings for the development and expansion of our business and we do not anticipate paying any cash dividends in the near future. Our board of directors has complete discretion on whether to pay cash dividends. Even if our board of directors decides to pay additional dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

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PLAN OF DISTRIBUTION

We have entered into the sales agreement with A.G.P., dated November 12, 2024, under which we may issue and sell our common stock from time to time through or to the Agent acting as sales agent or principal. The form of the sales agreement was filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and is incorporated by reference in this prospectus supplement. See the “Where You Can Find More Information” section of this prospectus supplement. Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act.

We may instruct the Agent not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agent may suspend the offering of common stock upon notice and subject to other conditions. The Agent will offer our common stock subject to the terms and conditions of the sales agreement as agreed upon by us and the Agent. Each time we wish to issue and sell common stock under the sales agreement, we will notify the Agent of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed the Agent, unless the Agent declines to accept the terms of the notice, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agent under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay the Agent commissions for its services in acting as agent in the sale of common stock at a commission rate equal to up to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.  We have also agreed to reimburse the Agent for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $60,000, plus up to $10,000 per calendar quarter for ongoing diligence arising from the transactions contemplated by the sales agreement. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to the Agent under the terms of the sales agreement, will be approximately $154,750.

Settlement for sales of common stock will generally occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Common Stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

This offering of our common stock pursuant to this prospectus will terminate upon the earlier of (i) the sale of all of our common stock subject to this prospectus, or (ii) termination of the sales agreement as provided therein.

The Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, the Agent may actively trade our securities for its own account or for the accounts of customers, and, accordingly, the Agent may at any time hold long or short positions in such securities. To the extent required by Regulation M, the Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement in electronic format may be made available on a website maintained by the Agent, and the Agent distribute this prospectus supplement and the accompanying prospectus electronically.

S-12

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Hall Booth Smith, P.C., Missoula, Montana.  Certain other legal matters will be passed upon for us by Duane Morris LLP, New York, New York. The Agent is being represented in connection with this offering by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The financial statements of United States Antimony Corporation as of December 31, 2023 and 2022 and for each of the two years in the period ended December 31, 2023 incorporated in this prospectus supplement by reference to its Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by Assure CPA, LLC, an independent registered public accounting firm, as set for in their report thereon appearing elsewhere herein and are included in reliance on such report given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC’s web site at www.sec.gov.

We also maintain a website at https://www.usantimony.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

S-13

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement and the accompanying prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below (File No. 001-41707):

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 12, 2024;

•	Our Quarterly Report on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 15, 2024, August 9, 2024 and November 12, 2024, respectively;

•

Our Current Reports on Form 8-K, filed with the SEC on January 9, 2024, February 26, 2024, March 4, 2024, March 11, 2024, April 16, 2024, May 14, 2024, May 20, 2024 (but only the second Current Report on Form 8-K filed on such date), August 6, 2024 and August 9, 2024 (but only the first Current Report on Form 8-K filed on such date) and the Current Report on Form 8-K/A, filed with the SEC on April 19, 2024; and

•	The description of our securities contained in our Registration Statement on Form 8-A filed on May 16, 2012, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information that is (or is deemed to be) furnished to and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement or the accompanying prospectus is deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus supplement and the accompanying prospectus.

You should not assume that the information in this prospectus supplement or any document incorporated by reference herein is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference therein. Requests for such documents should be directed to:

United States Antimony Corporation

P.O. Box 643

Thompson Falls, MT 59873

You may also access these documents on our website, https://www.usantimony.com. The information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement, the accompanying prospectus, or the registration statement of which they form a part.

S-14

PRELIMINARY PROSPECTUS

UNITED STATES ANTIMONY CORPORATION

$25,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Rights
Units

We may offer from time to time shares of our common stock, preferred stock, senior debt securities (which may be convertible into or exchangeable for common stock), subordinated debt securities (which may be convertible into or exchangeable for common stock), warrants, rights and units that include any of these securities. The aggregate initial offering price of the securities sold under this prospectus will not exceed $25,000,000. We will offer the securities in amounts, at prices and on terms to be determined at the time of the offering.

Each time we sell securities hereunder, we will attach a supplement to this prospectus that contains specific information about the terms of the offering, including the price at which we are offering the securities to the public. The prospectus supplement may also add, update or change information contained or incorporated in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. You should read this prospectus, the information incorporated by reference in this prospectus, the applicable prospectus supplement and any applicable free writing prospectus carefully before you invest in our securities.

The securities hereunder may be offered directly by us, through agents designated from time to time by us or to or through underwriters or dealers. If any agents, dealers or underwriters are involved in the sale of any securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the section entitled "About This Prospectus" for more information.

Our common stock is listed on the NYSE American under the symbol "UAMY". The last reported sales price of our common stock on the NYSE American on January 26, 2022 was $0.44 per share.

Investing in our securities involves certain risks. See "Risk Factors" beginning on page 4 of this prospectus and in the applicable prospectus supplement, as updated in our future filings made with the Securities and Exchange Commission that are incorporated by reference into this prospectus. You should carefully read and consider these risk factors before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 31, 2022

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ABOUT THIS PROSPECTUS	1
FORWARD-LOOKING STATEMENTS	2
ABOUT THE COMPANY	3
RISK FACTORS	4
RATIO OF EARNINGS TO FIXED CHARGES	5
USE OF PROCEEDS	5
DESCRIPTION OF CAPITAL STOCK	6
DESCRIPTION OF COMMON STOCK	6
DESCRIPTION OF PREFERRED STOCK	7
DESCRIPTION OF DEBT SECURITIES	9
DESCRIPTION OF WARRANTS	11
DESCRIPTION OF RIGHTS	13
DESCRIPTION OF UNITS	14
PLAN OF DISTRIBUTION	14
LEGAL MATTERS	16
EXPERTS	16
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	16
WHERE YOU CAN FIND MORE INFORMATION	17

The distribution of this prospectus may be restricted by law in certain jurisdictions. You should inform yourself about and observe any of these restrictions. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this document are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you.

We have not authorized anyone to give any information or make any representation about us that is different from, or in addition to, that contained in this prospectus, including in any of the materials that we have incorporated by reference into this prospectus, any accompanying prospectus supplement, and any free writing prospectus prepared or authorized by us. Therefore, if anyone does give you information of this sort, you should not rely on it as authorized by us. You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement.

You should not assume that the information contained in this prospectus and any accompanying supplement to this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying supplement to this prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus, nor any sale made hereunder, shall under any circumstances create any implication that there has been no change in our affairs since the date hereof or that the information incorporated by reference herein is correct as of any time subsequent to the date of such information.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. The aggregate initial offering price of all securities sold under this prospectus will not exceed $25,000,000.

This prospectus provides certain general information about the securities that we may offer hereunder. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. In each prospectus supplement, we will include the following information:

- the number and type of securities that we propose to sell;
- the public offering price;
- the names of any underwriters, agents or dealers through or to which the securities will be sold;
- any compensation of those underwriters, agents or dealers;
- any additional risk factors applicable to the securities or our business and operations; and
- any other material information about the offering and sale of the securities.

In addition, the prospectus supplement or free writing prospectus may also add, update or change the information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement or free writing prospectus will supersede this prospectus to the extent it contains information that is different from, or that conflicts with, the information contained in this prospectus or incorporated by reference in this prospectus. You should read and consider all information contained in this prospectus, any accompanying prospectus supplement and any free writing prospectus that we have authorized for use in connection with a specific offering, in making your investment decision. You should also read and consider the information contained in the documents identified under the heading "Incorporation of Certain Documents by Reference" and "Where You Can Find More Information" in this prospectus.

Unless the context otherwise required, "United States Antimony Corporation," "UAMY," "USAC," "the Company," "we," "us," "our" and similar terms refer to United States Antimony Corporation and its subsidiaries.

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FORWARD-LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as "may," "will," "should," "believe," "might," "expect," "anticipate," "intend," "plan," "estimate" and similar words, although some forward-looking statements are expressed differently.

Although we believe that the expectations reflected in such forward-looking statements are reasonable, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict and which may cause actual outcomes and results to differ materially from what is expressed or forecasted in such forward-looking statements. These forward-looking statements speak only as of the date on which they are made and except as required by law, we undertake no obligation to publicly release the results of any revision or update of these forward-looking statements, whether as a result of new information, future events or otherwise. If we do update or correct one or more forward-looking statements, you should not conclude that we will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. A detailed discussion of risks and uncertainties that could cause actual results and events to differ materially from our forward-looking statements is included in our periodic reports filed with the SEC and in the "Risk Factors" section of this prospectus.

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ABOUT THE COMPANY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our company. You should read this entire prospectus carefully, including the information in our filings with the Securities and Exchange Commission, or SEC, incorporated by reference in this prospectus.

Overview

United States Antimony Corporation, or USAC, was incorporated in Montana in January 1970 to mine and produce antimony products. In December 1983, we suspended antimony mining operations but continued to produce antimony products from domestic and foreign sources. In April 1998, we formed United States Antimony SA de CV or USAMSA, to mine and smelt antimony in Mexico. Bear River Zeolite Company, or BRZ, was incorporated in 2000, and it is mining and producing zeolite in southeastern Idaho. On August 19, 2005, USAC formed Antimonio de Mexico, S. A. de C. V. to explore and develop antimony, silver and gold deposits in Mexico. Our principal business is the production and sale of antimony, silver, gold and zeolite products. On May 16, 2012, we started trading on the NYSE MKT (now NYSE AMERICAN) under the symbol UAMY.

Corporate Information

Our corporate offices are located at 47 Cox Gulch, P.O. Box 643, Thompson Falls, Montana 59873. Our telephone number is (406) 827-3523. Our Internet address is www.usantimony.com. On this web site, we post the following filings as soon as reasonably practicable after they are electronically filed with or furnished to the U.S. Securities and Exchange Commission ("SEC"): our Annual Reports on Form 10-K; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; our proxy statements related to our annual stockholders' meetings; and any amendments to those reports or statements. All such filings are available on our web site free of charge. We do not incorporate the information on or accessible through our website into this prospectus, and you should not consider any information on, or that can be accessed through, our website as a part of this prospectus. Our company is a "smaller reporting company" as defined in Rule 12b-2 of the Exchange Act, and we have elected to take advantage of certain of the scaled disclosure available to smaller reporting companies under the Exchange Act.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making any investment decision, you should carefully consider the risk factors set forth below, the information under the caption "Risk Factors" in any applicable prospectus supplement, any related free writing prospectus that we may authorize to be provided to you and the information under the caption "Risk Factors" in our annual report on Form 10-K and quarterly reports on Form 10-Q that are incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act.

These risks could materially affect our business, results of operation or financial condition and affect the value of our securities. Additional risks and uncertainties that are not yet identified may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment. You could lose all or part of your investment. For more information, see "Where You Can Find More Information."

Risks Related to Our Securities and the Offering

Future sales or other dilution of our equity could depress the market price of our common stock.

Sales of our common stock, preferred stock, warrants, rights or convertible debt securities, or any combination of the foregoing, in the public market, or the perception that such sales could occur, could negatively impact the price of our common stock.

In addition, the issuance of additional shares of our common stock, securities convertible into or exercisable for our common stock, other equity-linked securities, including preferred stock, warrants or rights or any combination of these securities pursuant to this prospectus will dilute the ownership interest of our common shareholders and could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt securities convertible into equity securities or options, warrants or rights to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our management will have broad discretion over the use of the proceeds we receive from the sale our securities pursuant to this prospectus and might not apply the proceeds in ways that increase the value of your investment.

Our management will have broad discretion to use the net proceeds from any offerings under this prospectus, and you will be relying on the judgment of our management regarding the application of these proceeds. Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, the net proceeds received by us from our sale of the securities described in this prospectus will be added to our general funds and will be used for general corporate purposes. Our management might not apply the net proceeds from offerings of our securities in ways that increase the value of your investment and might not be able to yield a significant return, if any, on any investment of such net proceeds. You may not have the opportunity to influence our decisions on how to use such proceeds.

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RATIO OF EARNINGS TO FIXED CHARGES

If we offer debt securities and/or preference equity securities under this prospectus, we will, if required at that time, provide a ratio of earnings to fixed charges and/or ratio of earnings to combined fixed charges and preference dividends to earnings, respectively, in the applicable prospectus supplement for such offering.

USE OF PROCEEDS

Except as may be stated in the applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, which may include, among other things, repayment of debt, repurchases of common stock, capital expenditures, the financing of possible acquisitions or business expansions, increasing our working capital and the financing of ongoing operating expenses and overhead.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of the material terms of our capital stock and certain provisions of our articles of incorporation and bylaws as amended and restated to date. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and our bylaws, each as amended and restated to date, and the applicable provisions of the Montana Business Corporation Act, or the Montana Act. See "Where You Can Find More Information" elsewhere in this prospectus for information on where you can obtain copies of our articles of incorporation and our bylaws, which have been filed with, and are publicly available from, the SEC.

Our articles of incorporation, as amended and restated to date, authorize us to issue up to 150,000,000 shares of common stock, par value $0.01 per share. As of September 30, 2021, we had 106,117,844 shares of common stock outstanding, 750,000 shares of Series B preferred stock outstanding (non-convertible), 177,904 shares of Series C preferred stock outstanding (non-convertible), 1,751,005 shares of Series D preferred stock outstanding (convertible to common stock on a 1:1 basis), and outstanding warrants to purchase up to 12,489,922 shares of common stock.

DESCRIPTION OF COMMON STOCK

We are authorized to issue up to 150,000,000 shares of common stock. As of September 30, 2021, we had 106,117,844 shares of common stock outstanding. Our common stock is listed for trading on NYSE American under the symbol "UAMY." The transfer agent and registrar for our common stock is Direct Transfer, LLC, Issuer Direct Corporation, One Glenwood Avenue, Suite 1001, Raleigh, North Carolina 27603.

Shares of our common stock have the following rights, preferences and privileges:

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. Cumulative voting is allowed.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. The board's determination to issue dividends will depend upon our profitability and financial condition, any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock that have preference over the common stock, if any, have received their liquidation preferences in full.

Other

Our issued and outstanding shares of common stock are fully paid and non-assessable, and the shares of our common stock that may be offered, from time to time, under this prospectus will be fully paid and non-assessable. Holders of shares of our common stock are not entitled to preemptive rights. Shares of our common stock are not convertible into shares of any other class of capital stock, nor are they subject to any redemption or sinking fund provisions.

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DESCRIPTION OF PREFERRED STOCK

Our board of directors has the authority to issue up to 10,000,000 shares of preferred stock in one or more series and to determine the rights and preferences of the shares of any such series without stockholder approval. Our board of directors may issue preferred stock in one or more series and has the authority to fix the designation and powers, rights and preferences and the qualifications, limitations or restrictions with respect to each class or series of such class without further vote or action by the stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. Further, our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.

As of September 30, 2021, we had 750,000 shares of Series B preferred stock outstanding (non-convertible), 177,904 shares of Series C preferred stock outstanding (non-convertible), and 1,751,005 shares of Series D preferred stock outstanding (convertible to common stock on a 1:1 basis).

Shares of our Series B, Series C and Series D preferred stock have the following rights, preferences and privileges:

Voting

Our Series B preferred stock is non-voting, except if and when dividends payable on any of the Series B preferred stock is in default. Holders of our Series C preferred stock have the right to that number of votes equal to the number of shares of common stock issuable upon conversion of such Series C shares, and holders of our Series D preferred stock may vote equally with the shares of our common stock and not as a separate class, and each holder of shares of Series D preferred stock is entitled to such number of votes as shall be equal to the whole number of shares of common stock into which such holder's aggregate number of shares of Series D preferred stock are convertible immediately after the close of business on the record date fixed for such meeting or the effective date of such written consent.

Dividends and Liquidation Rights

Holders of our Series B preferred stock are entitled to receive out of the net profits of our company, when and if declared by our Board of Directors, cumulative dividends at the annual rate of one cent ($0.01) per share, payable on the 31st day of December. In the event of the liquidation of our company, holders of our Series B preferred stock shall be entitled to receive, subject to the preference of the holders of our Series A preferred stock, $1.00 per share plus all accumulated dividends before any amounts shall be distributed among the holders of our common stock.

Holders of our C preferred stock have no dividend rights. In the event of any liquidation or winding up of our company, the holders of Series C shares shall be entitled to receive in preference to the holders of common stock an amount per share equal to $0.55, subject to the preferences of the holders of our outstanding Series B preferred stock.

Holders of our Series D preferred stock have no dividend rights. In the event of (i) any merger, sale, liquidation, or winding up of our company, or (ii) any sale of all or substantially all of our assets (including subsidiaries, joint ventures, or partnerships), or (iii) any other corporate change as defined in our articles of incorporation, the holders of Series D preferred stock are entitled to be paid out of the assets of our company in preferences to the holders of common stock but after payment and satisfaction of the liquidation preferences of the holders of our outstanding Series B and Series C preferred stock, an amount per share equal to the greater of $2.50 or the equivalent market value of the number of shares of common stock into which each share of Series D preferred is convertible. Additional rights for holders of Series D preferred stock are outlined in tour articles of incorporation.

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We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation (or amendment of our articles of incorporation) that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include, but not be limited to, the following:

- the title and stated value;
- the number of shares we are offering;
- the liquidation preference per share;
- the purchase price;
- the dividend rate, period and payment date and method of calculation for dividends;
- whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;
- the provisions for a sinking fund, if any;
- the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;
- whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;
- whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;
- voting rights, if any, of the preferred stock;
- preemptive rights, if any;
- restrictions on transfer, sale or other assignment, if any;
- a discussion of any material United States federal income tax considerations applicable to the preferred stock;
- the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;
- any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and
- any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. When we offer to sell debt securities, we will describe the specific terms of any debt securities offered from time to time in a supplement to this prospectus, which may supplement or change the terms outlined below. Senior debt securities will be issued under one or more senior indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. Any subordinated debt securities will be issued under one or more subordinated indentures, dated as of a date prior to such issuance, between us and a trustee to be named in a prospectus supplement, as amended or supplemented from time to time. The indentures will be subject to and governed by the Trust Indenture Act of 1939, as amended.

Before we issue any debt securities, the form of indentures will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. For the complete terms of the debt securities, you should refer to the applicable prospectus supplement and the form of indentures for those particular debt securities. We encourage you to read the applicable prospectus supplement and the form of indenture for those particular debt securities before you purchase any of our debt securities.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

- the title;
- whether or not such debt securities are guaranteed;
- the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
- any limit on the amount that may be issued;
- whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;
- the maturity date;
- the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
- whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
- the terms of the subordination of any series of subordinated debt;
- the place where payments will be payable;
- restrictions on transfer, sale or other assignment, if any;
- our right, if any, to defer payment of interest and the maximum length of any such deferral period;
- the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

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- the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;
- any restrictions on our ability and/or the ability of our subsidiaries to:
  - incur additional indebtedness;
  - issue additional securities;
  - create liens;
  - pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;
  - redeem capital stock;
  - place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;
  - make investments or other restricted payments;
  - sell or otherwise dispose of assets;
  - enter into sale-leaseback transactions;
  - engage in transactions with stockholders and affiliates;
  - issue or sell stock of our subsidiaries; or
  - effect a consolidation or merger;
- whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
- a discussion of any material United States federal income tax considerations applicable to the debt securities;
- information describing any book-entry features;
- provisions for a sinking fund purchase or other analogous fund, if any;
- the denominations in which we will issue the series of debt securities;
- the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and
- any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

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Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all of the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:

- the offering price and aggregate number of warrants offered;
- the currency for which the warrants may be purchased;
- if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
- if applicable, the date on and after which the warrants and the related securities will be separately transferable;
- in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and the currency in which, this principal amount of debt securities may be purchased upon such exercise;
- in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
- the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;
- the terms of any rights to redeem or call the warrants;
- any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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- the dates on which the right to exercise the warrants will commence and expire;
- the manner in which the warrant agreements and warrants may be modified;
- a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;
- the terms of the securities issuable upon exercise of the warrants; and
- any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

- in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
- in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

If any warrants represented by the warrant certificate are not exercised, we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder's right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

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DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock or preferred stock, in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and a prospectus supplement to our stockholders on the record date that we set for receiving rights in such rights offering. The applicable prospectus supplement or free writing prospectus will describe the following terms of rights in respect of which this prospectus is being delivered:

- the title of such rights;
- the securities for which such rights are exercisable;
- the exercise price for such rights;
- the date of determining the security holders entitled to the rights distribution;
- the number of such rights issued to each security holder;
- the extent to which such rights are transferable;
- if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;
- the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);
- the conditions to completion of the rights offering;
- any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;
- the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;
- if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and
- any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Each right will entitle the holder thereof the right to purchase for cash such amount of shares of common stock or preferred stock, or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void. Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock and/or preferred stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue, in one more series, units consisting of common stock, preferred stock, debt securities and/or warrants or rights for the purchase of common stock, preferred stock and/or debt securities in any combination.

The applicable prospectus supplement will describe:

- the securities comprising the units, including whether and under what circumstances the securities comprising the units may be separately traded;
- the terms and conditions applicable to the units, including a description of the terms of any applicable unit agreement governing the units; and
- a description of the provisions for the payment, settlement, transfer or exchange of the units.

PLAN OF DISTRIBUTION

The securities covered by this prospectus may be offered and sold from time to time pursuant to one or more of the following methods:

- through agents;
- to or through underwriters;
- to or through broker-dealers (acting as agent or principal);
- in "at the market offerings" within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange, or otherwise;
- directly to purchasers, through a specific bidding or auction process or otherwise; or
- through a combination of any such methods of sale.

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Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us, from the purchasers of the securities or from both us and the purchasers. Any underwriters, dealers, agents or other investors participating in the distribution of the securities may be deemed to be "underwriters," as that term is defined in the Securities Act, and compensation and profits received by them on sale of the securities may be deemed to be underwriting commissions, as that term is defined in the rules promulgated under the Securities Act.

Each time securities are offered by this prospectus, the prospectus supplement, if required, will set forth:

- the name of any underwriter, dealer or agent involved in the offer and sale of the securities;
- the terms of the offering;
- any discounts concessions or commissions and other items constituting compensation received by the underwriters, broker-dealers or agents;
- any over-allotment option under which any underwriters may purchase additional securities from us; and
- any initial public offering price.

The securities may be sold at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The distribution of securities may be effected from time to time in one or more transactions, by means of one or more of the following transactions, which may include cross or block trades:

- transactions on the NYSE American or any other organized market where the securities may be traded;
- in the over-the-counter market;
- in negotiated transactions;
- under delayed delivery contracts or other contractual commitments; or
- a combination of such methods of sale.

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If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions. Our securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. This prospectus and the prospectus supplement will be used by the underwriters to resell the shares of our securities.

If 5% or more of the net proceeds of any offering of our securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

To comply with the securities laws of certain states, if applicable, the securities offered by this prospectus will be offered and sold in those states only through registered or licensed brokers or dealers.

Agents, underwriters and dealers may be entitled to indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. The prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their respective affiliates, may be customers of, engage in transactions with or perform services for us in the ordinary course of business. We will describe in the prospectus supplement naming the underwriter the nature of any such relationship.

Certain persons participating in the offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading "Underwriting" in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities offered in this prospectus is being passed upon for us by Stoel Rives LLP, Boise, Idaho.

EXPERTS

The consolidated financial statements as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, incorporated by reference in this prospectus and the registration statement of which this prospectus forms a part have been so incorporated in reliance on the report of Assure CPA, LLC, an independent registered public accounting firm, incorporated by reference, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with them into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. This prospectus incorporates by reference any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, between the date of the filing of the initial registration statement and prior to effectiveness of the registration statement and the documents listed below that we have previously filed with the SEC:

- our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 31, 2021;

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- our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021, filed with the SEC on May 14, 2021;
- our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021, filed with the SEC on August 16, 2021;
- our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021, filed with the SEC on November 15, 2021;
- our Current Reports on Form 8-K, filed with the SEC on January 6, 2021, January 15, 2021, February 2, 2021, February 9, 2021, February 12, 2021, February 19, 2021, May 3, 2021, June 28, 2021, August 6, 2021 and December 3, 2021; and
- the description of our common stock contained in the registration statement on Form 8-A, filed on May 16, 2012, File No. 001-08675, and any other amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the effective time of the registration statement of which this prospectus forms a part and prior to the sale of all of the securities registered hereunder or the termination of the registration statement. Nothing in this prospectus shall be deemed to incorporate information furnished but not filed with the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in the applicable prospectus supplement or in any other subsequently filed document that also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to United States Antimony Corporation, Attn: Corporate Secretary, 47 Cox Gulch, P.O. Box 643, Thompson Falls, Montana 59873.

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. The registration statement, including the exhibits thereto, contains additional relevant information about us and these securities, as permitted by the rules and regulations of the SEC, that we have not included in this prospectus. A copy of the registration statement can be obtained at the address set forth below or at the SEC's website as noted below. You should read the registration statement, including any applicable prospectus supplement, for further information about us and these securities.

We are a public company and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http:/www.sec.gov. You may also read and copy any document we file at the SEC's public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room.

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UNITED STATES ANTIMONY CORPORATION

Up to $25,000,000

Common Stock

PROSPECTUS SUPPLEMENT

A.G.P.

November 12, 2024